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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  DRESSER, INC.

         The corporation was originally incorporated on December 18, 1998, under the name "Dresser Equipment Group, Inc." Pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law, the Certificate of Incorporation of the corporation is hereby amended and restated as follows:

         1. The name of the corporation is Dresser, Inc.

         2. The address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

         3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is Fifteen Million (15,000,000), which shall consist of:

         (a) Thirteen Million (13,000,000) shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"); and

         (b) Two Million (2,000,000) shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock").

         (c) Except as otherwise required by applicable law or as set forth herein, the holder of each share of Class A Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Company, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The holders of Class B Common Stock shall have no voting rights.



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         (d) At such time as this Amended and Restated Certificate of
Incorporation becomes effective in accordance with the applicable provisions of the Delaware General Corporation Law (such date and time being hereinafter called the "effective date"), the shares of common stock, par value $1.00 per share, then issued and outstanding or held in treasury of the corporation shall be converted, without any action on the part of the holders thereof, into fully paid and non-assessable shares of Class A Common Stock, on the basis of 1,000 shares of Class A Common Stock for each one share of common stock, par value $1.00 per share. Except as provided herein, the aforesaid change shall not affect the preferences, rights or privileges of shares of common stock. Certificates evidencing outstanding shares of common stock, par value $1.00, shall be deemed to evidence, from and after the effective date, the number of shares of Class A Common Stock into which the shares of common stock, par value $1.00 per share, theretofore evidenced by such certificates, shall have been converted, as aforesaid. As promptly as practicable after the effective date, the corporation shall issue and deliver to each holder of a certificate or certificates theretofore evidencing common stock, par value $1.00 per share, a certificate or certificates for the number of shares of Class A Common Stock to which such shareholder may be entitled pursuant to the foregoing, upon surrender of such certificate or certificates for common stock, par value $1.00 per share.

         5. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

         6. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

         7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         8. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing







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sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

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         I, THE UNDERSIGNED, executed this Amended and Restated Certificate of
Incorporation of Dresser, Inc. on behalf of the corporation, and do verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Company and that the facts stated herein are true as of this 9th day of April, 2001.


                                       DRESSER, INC.


                                       /s/ FRANK P. PITTMAN
                                       --------------------------------------
                                       Frank P. Pittman
                                       Vice President - Law